UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2016 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, root9B Technologies, Inc., a Delaware corporation (the “Company”) is offering secured convertible promissory notes (the “Notes”) with an aggregate principal amount of up to $10,000,000, along with warrants to purchase shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing fifty percent (50%) warrant coverage (the “Warrants”), to certain accredited investors (the “Investors”), in a private placement, pursuant to a securities purchase agreement (the “Agreement”) by and between the Company and each Investor. On September 9, 2016, the Company completed the initial closing (the “Initial Closing”) of such private placement, at which the Company sold Notes with an aggregate principal amount equal to $2,636,000, along with Warrants to purchase 1,647,500 shares of Common Stock.  On September 21, 2016, the Company held an additional closing (together with the Initial Closing, the “Closing”) of such private placement, at which the Company sold Notes with an aggregate principal amount equal to $1,000,000, along with Warrants to purchase 625,000 shares of Common Stock.  Following the Closing, the Company may sell additional Notes with an aggregate principal amount of up to $6,364,000, along with Warrants to purchase 3,977,500 shares of Common Stock, at additional closings, which may be conducted on a rolling basis until December 31, 2016.

The term of each Note is three years after issuance (the “Maturity Date”). Each Note accrues interest at a rate of 10% per annum, payable on each March 31, June 30, September 30 and December 31, commencing December 31, 2016 until the earlier of (i) the entire principal amount being converted or (ii) the Maturity Date. The interest payments shall be made in either cash or, at the holder’s option, in shares of Common Stock (the “Interest Payment Shares”) at a per share price equal to 85% of the average daily volume weighted average price of the Common Stock during the five consecutive trading day period immediately prior to the interest payment date, but in no event less than $0.80 per share. Following the date which is six months after the date of issuance, at the election of the holder, all principal and interest due and owing under each Note is convertible into shares of Common Stock at a conversion price equal to $0.80 (the “Conversion Shares” and, together with the Warrant Shares and the Interest Payment Shares, the “Shares”). The conversion price is subject to adjustment for stock splits, stock dividends, combinations, or similar events. Pursuant to a security agreement entered into concurrently with the Investors, the Notes are secured by substantially all of the Company’s assets, subject to certain exceptions including the assets related to and held by IPSA International, Inc., a wholly-owned subsidiary of the Company (“IPSA”).

The Company may prepay any portion of the outstanding principal amount of any Note and any accrued and unpaid interest, with the prior written consent of the holder, by paying to the holder an amount (the “Prepayment Amount”) equal to (i) if the prepayment date is prior to the first anniversary of the date of issuance (the “Anniversary Date”), (1) the unpaid principal to be repaid plus (2) any accrued but unpaid interest plus (3) an amount equal to the interest which has not accrued as of the prepayment date but would accrue on the principal to be repaid during the period beginning on the prepayment date and ending on the Anniversary Date of the then-outstanding principal amount of that Note or (ii) if the prepayment date is after the Anniversary Date, (1) the unpaid principal to be repaid plus (2) any accrued but unpaid interest plus (3) an amount equal to one-half of the interest which has not accrued as of the prepayment date but would accrue on the principal to be repaid during the period beginning on the prepayment date and ending on the Maturity Date.

The Warrants have a term of five years, an exercise price of $0.80 per share and may be exercised at any time following the date which is six months after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment for certain stock dividends or stock splits, or any reclassification of the outstanding securities of, or reorganization of, the Company.

Pursuant to the terms of both the Notes and the Warrants, a holder may not be issued Shares if, after giving effect to the conversion or exercise of the Shares, as applicable, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the outstanding shares of Common Stock. In addition, in the event the Company consummates a consolidation or merger with or into another entity or other reorganization event in which the Common Stock is converted or exchanged for securities, cash or other property, or the Company sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets or the Company (other than the sale, merger or asset sale of IPSA) or another entity acquires 50% or more of the outstanding Common Stock, then following such event, (i) at their election within 30 days of consummation of the transaction, the holders of the Notes will be entitled to receive the Prepayment Amount, and (ii) the holders of the Warrants will be entitled to receive upon exercise of such Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such transaction. Any successor to the Company or surviving entity shall assume the Company’s obligations under the Notes and the Warrants.

Additionally, the Notes shall not be convertible into Common Stock (nor any interest paid in Common Stock), and the Warrants shall not be exercisable for Common Stock, until the Company has a sufficient number of shares of Common Stock available for issuance to permit full conversion or exercise of the Notes and Warrants, respectively. The Company has committed to holding a special meeting of its stockholders prior to December 31, 2016, in order to approve an amendment to its certificate of incorporation in order to, among other things, provide for a sufficient number of authorized shares of Common Stock to permit the full conversion or exercise, as applicable. If the Company fails to obtain such stockholder approval on or prior to December 31, 2016, a holder may, at its option any time through January 31, 2017, require the Company to repurchase all or any portion of the holder’s (i) Note (or the amount outstanding thereunder), or (ii) Warrant, at an amount of cash equal to the Black Scholes Value of the remaining unexercised portions of such Warrant on December 31, 2016.

The Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. The Agreement requires the Company at any time after the Company files its annual report on Form 10-K for the year ended December 31, 2016, at the request of the holders of a majority in interest of the aggregate principal amount of the then-outstanding Notes, to file a registration statement covering the resale of the Shares within 90 days of the request for registration. In addition, the Agreement grants the holders piggyback registration rights until the first day the Shares may be sold under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes and Warrants were issued and sold pursuant to exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, as well as comparable exemptions under applicable state securities laws, as transactions by an issuer not involving a public offering.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any Investor in connection with the offering.  Moreover, each Investor represented to the Company that (1) it is an accredited investor, as that term is defined under Regulation D of the Securities Act, in the United States, acquiring the Notes, Warrants, and Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof, (2) either alone or with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) it had the opportunity to review the Company’s public filings and was afforded (a) the opportunity to ask questions and receive answers from the Company concerning the conditions of the offering, (b) access to information about the Company sufficient to enable such Investor to evaluate its investment in the Company, and (c) the opportunity to obtain such additional information that the Company possessed or could acquire without unreasonable effort or expense necessary to make an informed investment decision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, form of Note, form of Warrant, and security agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On September 22, 2016, the Company issued a press release entitled “root9B Technologies Announces Dismissal of Class Action Lawsuit”. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01. Certain exhibits are incorporated by reference from documents previously filed by the Company with the SEC as required by Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: September 23, 2016	By:	/s/ Joseph J. Grano, Jr.
	Name:	Joseph J. Grano, Jr.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Securities Purchase Agreement, dated September 9, 2016(incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Commission on September 12, 2016).
10.2	Form of Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed with the Commission on September 12, 2016).
10.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed with the Commission on September 12, 2016).
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed with the Commission on September 12, 2016).
99.1	Press release dated September 22, 2016.